UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, NY 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ASPU	The Nasdaq Stock Market (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

On September 20, 2022, Aspen University and the Arizona State Board of Nursing entered into a Consent Agreement under which Aspen agreed to voluntarily surrender its program approval for its pre-licensure registered nursing program in Phoenix, Arizona. Aspen sought the agreement after concluding that it was unable to meet the minimum 80% NCLEX first-time pass rates for calendar year 2022, which is a requirement of an earlier consent agreement that Aspen and the Board signed in March 2022. Aspen did so to minimize uncertainty for its students. Aspen had suspended admissions to its Arizona program in January 2022.

Under the terms of the Consent Agreement, Aspen will continue its current Arizona nursing program for all current students and provide regular reports to the Board of Nursing about the program. It remains accountable to the Board to ensure that its current students receive expected instruction and learning opportunities. Once all currently enrolled students in the program have either completed the program or ceased enrollment, or within two years, whichever is sooner, Aspen’s program approval will be automatically voluntarily surrendered for a minimum period of two years.

Having entered into this agreement with the Arizona State Board of Nursing, Aspen will suspend new enrollments and complete instruction of its program for currently enrolled Core nursing students in Florida, Georgia, Tennessee and Texas.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: September 20, 2022	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer